CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

           PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XVII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:   August 11, 2003
                                              /s/ Robert A. Bourne
                                              -----------------------
                                              Name:  Robert A. Bourne
                                              Title: President and Treasurer

                                              A signed  original of this written
                                              statement  required by Section 906
                                              has been  provided  to CNL  Income
                                              Fund  XVII,   Ltd.   and  will  be
                                              retained  by CNL Income Fund XVII,
                                              Ltd.   and    furnished   to   the
                                              Securities and Exchange Commission
                                              or its staff upon request.